UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21964 (Commission File Number)	51-0347683 (IRS Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices)  (Zip Code)

(330) 558-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SHLO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2020, the Company announced temporary reductions in salaries effective April 27, 2020 through July 17, 2020, including for the Chief Financial Officer (twenty-five percent) and Principal Accounting Officer (twenty percent). On June 16, 2020, the Board of Directors of the Company elected to cancel the previously announced salary reductions effective June 16, 2020.

On May 5, 2020, in connection with the Board’s appointment of Cloyd J. Abruzzo as the Interim President and Chief Executive Officer of the Company, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Abruzzo pursuant to which, among other things, Mr. Abruzzo is entitled to receive a base monthly salary of $25,000 ($300,000 annualized).  On June 22, 2020, the Board approved an amendment to the Letter Agreement, pursuant to which Mr. Abruzzo is entitled to receive a monthly salary of $50,000 ($600,000 annualized) effective as of June 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

	By:	/s/ Lillian Etzkorn
Lillian Etzkorn
Date: June 22, 2020	Senior Vice President and Chief Financial Officer